UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2008

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Williams Companies, Inc. ("Williams") amends its Form 8-K filed June 25, 2008, in which it announced that it has increased its consolidated segment profit and earnings per share guidance for 2008 and 2009. In Exhibit 99.1, the press release headlined Williams Announces 34% Increase in 2008 Earnings Guidance, Williams incorrectly referred to the company’s guidance for natural gas liquids (NGL) pricing in barrels, rather than in gallons.

The corrected sentences are located in the fifth and sixth paragraphs and should read as follows:

For 2008, the company now expects average natural gas liquids (NGL) margins of 57 to 68 cents per gallon, up from previous guidance of 42 to 53 cents.

For 2009, the company now expects average NGL margins of 43 to 71 cents per gallon, up from previous guidance of 34 to 55 cents.

On June 26, 2008, Williams issued a press release correcting the error. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein. The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) None
(d) Exhibits

Exhibit 99.1 Copy of Williams’ press release dated June 26, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

June 26, 2008	By:	La Fleur C. Browne

Name: La Fleur C. Browne
Title: Assistant General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of Williams’ press release dated June 26, 2008.